                                                                    EXHIBIT 4.14



        SEVENTH AMENDMENT TO CREDIT AGREEMENT, CONSENT AND LIMITED WAIVER
        -----------------------------------------------------------------

           This SEVENTH AMENDMENT TO CREDIT AGREEMENT, CONSENT AND LIMITED WAIVER (this "Amendment") is entered into as of December 21, 2001, by and among
              ---------
Coinstar, Inc., a Delaware corporation ("Borrower"), the financial institutions
                                         --------
named on the signature pages hereof (each, a "Lender" and collectively the
                                              ------
"Lenders"), and Comerica Bank-California, successor in interest to Imperial
 -------
Bank, as Agent for the Lenders ("Agent"), with reference to the following facts:
                                 -----

           A. Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of February 19, 1999, as amended (the "Credit Agreement").
                                                          ----------------

           B. The parties desire to further amend the Credit Agreement in accordance with the terms of this Amendment.

           NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

           1.  Defined Terms. Capitalized terms not otherwise defined herein
               -------------
shall have the same meanings as set forth in the Credit Agreement. All references to "Imperial Bank" in the Loan Documents shall mean and refer to Comerica Bank-California.

           2.  Amendments to Credit Agreement. The Credit Agreement is hereby
               ------------------------------
amended as follows:


               (a) The following defined terms in Section 1.1 are amended to read as follows:

                    "Consolidated EBITDA": At any date of determination, the net
                     -------------------
               income of Borrower (excluding Foreign Subsidiaries), plus, to the
                                                                    ----
               extent deducted in computing such net income, without duplication, the sum of (a) interest expense (excluding capitalized interest), (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) any extraordinary or nonrecurring losses and (e) other noncash items reducing such net income, minus, to the extent added in computing net income,
                       -----
               without duplication, the sum of (i) any extraordinary or nonrecurring gains and (ii) other noncash items increasing such consolidated net income, for the twelve months ending on such date, determined in accordance with GAAP.

                    "Consolidated Total Debt": At any date of determination, the
                     -----------------------
               sum, determined on a consolidated basis, of all outstanding Loans and the Letter of Credit Usage under this Agreement, all Debt of the Borrower and its consolidated Subsidiaries (excluding Foreign Subsidiaries) that is subordinated to the Debt under this Agreement, and all other interest-bearing Debt of the Borrower and its consolidated Subsidiaries (excluding Foreign Subsidiaries)

           "Consolidated Total Debt Service": For any date of determination, the
            -------------------------------
sum, determined on a consolidated basis, of (i) all interest expense of the Borrower and its consolidated Subsidiaries (excluding Foreign Subsidiaries) with respect to all Debt (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its consolidated Subsidiaries (excluding Foreign Subsidiaries), excluding capitalized interest, for the three months ending on such date multiplied by four, plus (ii) scheduled reductions of principal of all Debt (other than with respect to the Indenture) of the Borrower and its consolidated Subsidiaries (excluding Foreign Subsidiaries) for the twelve (12) months following such date (including that portion of rental payments with respect to Capital Leases which is or should be applied as a reduction to the principal of such Capital Leases in accordance with GAAP), plus (iii) fees and charges for Letter of Credit Usage as set forth in Section 2.5(f) of this Agreement for the three months ending on such date multiplied by four, provided,
                                                                       --------
that reductions of principal of the Revolving Loans shall be calculated as though such Loans were scheduled to be repaid in twelve (12) equal quarterly installments on the last day of each fiscal quarter of the Borrower commencing on the Revolving Maturity Date.

           "Current Liabilities": As of any applicable date, all amounts that
            -------------------
should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of the Borrower (excluding Foreign Subsidiaries) as at such date, including all Debt that is payable upon demand or within one year from the date of determination thereof unless such Debt is renewable or extendable at the option of the Borrower to a date more than one year from the date of determination, plus, to the extent not already included therein, all outstanding Loans and the Letter of Credit Usage under this Agreement, and any other Debt owing to Lenders, but excluding deferred revenue, and excluding amounts due and payable to retail partners of the Borrower.

           "Loans": The Revolving Loans, the Term Loans, the Term Facility B
            -----
Loans, and any combination thereof, made to the Borrower pursuant to Section 2.1, Section 2.6, and Section 2.8, respectively.

           "Quick Assets": At any date of determination, the total unrestricted
            ------------
cash, unrestricted cash equivalents, and accounts receivable of the Borrower (excluding Foreign Subsidiaries), excluding any cash owned by retail partners of the Borrower, determined in accordance with GAAP.

           "Revolving Maturity Date": October 15, 2003.
            -----------------------

           (b) The following new defined terms are added to Section 1.1 in their proper alphabetical order, which shall read as follows:

                "Consolidated Capital Expenditures": At any date of
                 ---------------------------------
      determination, the dollar amount of gross expenditures (including obligations under Capital Leases) incurred by the Borrower (excluding Foreign Subsidiaries) for the twelve months ending on such date, for fixed assets, real property, plant and equipment, and renewals, improvements and replacements thereto required to be included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated statement of changes in financial position of the Borrower in conformity with GAAP, excluding, however, expenditures of insurance proceeds received as the result of damage or destruction of the property being replaced, and excluding expenditures financed with the proceeds of any Debt of the Borrower.

                "Term Facility B Commitment": As to Comerica Bank-California,
                 --------------------------
      the lesser of (a) Twelve Million Dollars ($12,000,000) and (b) such Lender's pro rata share of the Borrowing Base. The term "Term Facility B
                                                               ---------------
      Commitments" shall mean the aggregate Term Facility B Commitments of all
      -----------
      of the Lenders, as such amount may be reduced pursuant to the terms of this Agreement.

                "Term Facility B Commitment Termination Date": December 4, 2002.
                 -------------------------------------------

                "Term Facility B Loan": As defined in Section 2.8(a).
                 --------------------

                "Term Facility B Maturity Date": December 4, 2006.
                 -----------------------------

                "Term Facility B Notes": As defined in Section 2.8(c).
                 ---------------------

           (c)  Section 2.1(d) is amended to read as follows:

                (d) Revolving Commitment Fee. The Borrower agrees to pay to the
                    ------------------------
      Agent for the ratable benefit of the Lenders a commitment fee (the "Revolving Commitment Fee") on the average daily unused portion of the Revolving Commitments, from December 21, 2001 until the Revolving Maturity Date, at the rate of (i) 0.50% per annum for so long as the average daily aggregate balance of Borrower's direct deposit accounts maintained with the Agent for any quarter is less than $300,000, (ii) 0.30% per annum for so long as the average daily aggregate balance of Borrower's direct deposit accounts maintained with the Agent for any quarter is equal to or greater than $300,000 but less than $600,000, and (iii) 0.15% per annum for so long as the average daily aggregate balance of Borrower's direct deposit accounts maintained with the Agent for any quarter is equal to or greater than $600,000, payable in arrears on the last day of each calendar quarter commencing on the first such date occurring after December 21, 2001. The Revolving Commitment Fee shall be calculated on the basis of a 360-day year for the actual days elapsed, and shall be non-refundable. For the purposes of calculating the Revolving Commitment Fee, the Letter of Credit Usage shall be deemed a usage of the Commitments.

           (d)  Section 2.2(a)(ii) is amended to read as follows:

                     (ii) Term Loans. The aggregate principal amount of the Term
                          ----------
         Loans outstanding on the Term Commitment Termination Date shall be payable in sixteen (16) equal quarterly installments payable on the last day of each March, June, September and December, commencing on September 30, 2002, and ending on the Maturity Date, on which date the remaining outstanding principal amount of the Term Loans, together with accrued interest thereon shall be due and payable; provided however,
                                                            -------- -------
         that if this Agreement is not amended in accordance with Section 9.1 to extend the Revolving Maturity Date beyond October 15, 2003, then the remaining outstanding principal amount of the Term Loans, together with accrued interest thereon shall be due and payable on the Revolving Maturity Date.

           (e) A new Section 2.2(a)(iv) is added to the Credit Agreement, which shall read as follows:

                     (iv) Term Facility B Loans. Each Term Facility B Loan shall
                          ---------------------
         be payable in sixteen (16) equal quarterly installments of principal, plus accrued interest, payable on the last day of each March, June, September and December, commencing on the first of such days to occur after the date such Loan is made, and ending on the Term Facility B Maturity Date, on which date the remaining outstanding principal amount of the Term Facility B Loans, together with accrued interest thereon and any other amounts owing under this Agreement shall be due and payable; provided however, that if this Agreement is not amended in
                  -------- -------
         accordance with Section 9.1 to extend the Revolving Maturity Date beyond October 15, 2003, then the remaining outstanding principal amount of the Term Facility B Loans, together with accrued interest thereon and any other amounts owing under this Agreement, shall be due and payable on the Revolving Maturity Date.

           (f)  Section 2.3(a) is amended to read as follows:

                (a)  Payment of Interest. Interest with respect to each Loan
                     -------------------
         shall be payable in arrears on each Interest Payment Date for such Loan, on the maturity date for such Loan, and on the date of any prepayment.

           (g)  Section 2.6(d) is amended to read as follows:

                (d)  Term Commitment Fee. The Borrower agrees to pay to the
                     -------------------
         Agent for the ratable benefit of the Lenders a commitment fee (the "Term Commitment Fee") on the average daily unused portion of the Term Commitments, from December 21, 2001 until the Term Commitment Termination Date, at the rate of (i) 0.50% per annum for so long as the average daily aggregate balance of Borrower's direct deposit accounts maintained with the Agent for any quarter is less than $300,000, (ii) 0.30% per annum for so long as the average daily aggregate balance of Borrower's direct deposit accounts maintained with the Agent for any quarter is equal to or greater than $300,000 but less than $600,000, and (iii) 0.15% per annum for so long as the average daily aggregate balance of Borrower's direct deposit accounts maintained with the Agent for any quarter is equal to or greater than $600,000, payable in arrears on the last day of each calendar quarter commencing on the first such date occurring after December 21, 2001. The Term Commitment Fee shall be calculated on the basis of a 360-day year for the actual days elapsed, and shall be non-refundable.

          (h) A new Section 2.8 is added to the Credit Agreement, which shall read as follows:

               2.8  The Term Facility B Loans.
                    -------------------------

                    (a)  The Term Facility B Commitment. Each Lender agrees,
                         ------------------------------
        severally and not jointly, on the terms and conditions hereinafter set forth, to make Loans (each, a "Term Facility B Loan") to the Borrower
                                       --------------------
        from time to time during the period from the date hereof to and including the Term Facility B Commitment Termination Date in an aggregate amount not to exceed such Lender's Term Facility B Commitment; provided, however, that no Lender shall be obligated on any date to make
        --------  -------
        a Loan which, when added to the outstanding Loans and the Letter of Credit Usage, would exceed the Borrowing Base. Each Term Facility B Loan shall be used by the Borrower solely for the redemption of its 13% Senior Subordinated Discount Notes due 2006 issued pursuant to the Indenture dated as of October 1, 1996, between the Borrower and The Bank of New York, as Trustee, in the amount of such Loan. Each Term Facility B Loan shall consist of a LIBO Rate Loan or a Base Rate Loan, as determined by the Borrower and notified to the Agent in accordance with
        Section 2.8(b) and shall be in a minimum amount of $500,000; provided that a Term Facility B Loan consisting of a LIBO Rate Loan shall be in a minimum amount of $2,000,000. Each Term Facility B Loan shall be made on the same day by the Lenders ratably according to their respective Term Facility B Commitments. Term Facility B Loans, once repaid, may not be reborrowed.

                    (b)  Making the Term Facility B Loans.
                         --------------------------------

                         (i) The Borrower may borrow under the Term Facility B Commitments on any Business Day if the Borrowing is to consist of a Base Rate Loan and on any LIBO Business Day if the Borrowing is to consist of a LIBO Rate Loan, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 A.M., San Francisco time) (i) three (3) LIBO Business Days prior to the requested Borrowing date in the case of a LIBO Rate Loan, and
        (ii) one (1) Business Day prior to the requested Borrowing date in the case of a Base Rate Loan, specifying (A) the amount of the proposed Borrowing, (B) the requested date of the Borrowing, (C) whether the Borrowing is to consist of a LIBO Rate Loan or a Base Rate Loan, and (D) if the Loan is to be a LIBO Rate Loan, the length of the Interest Period therefor. Promptly following receipt of such notice, the Agent shall notify each Lender of the date of the Loan, whether the Loan will be a Base Rate Loan or a LIBO Rate Loan, the amount of that Lender's pro rata share of the Loan and, if the Loan is a LIBO Rate Loan, of the applicable Interest Period. Not later than 1:00 P.M., San Francisco time, on the date specified for any Loan, each Lender shall deposit immediately available funds in the amount of its pro rata share of the Loan to the account of the Agent set forth on the signature pages hereof. Upon satisfaction of the applicable conditions set forth in
        Article IV, the Agent will make available the proceeds of all such Loans to the Borrower by crediting the account of the Borrower on the books of the Agent, or as otherwise directed by the Borrower.

                         (ii) The notice of Borrowing may be given orally (including telephonically) or in writing (including telex or facsimile transmission); provided that any oral notice shall be confirmed in writing on the same Business Day and all written notices and confirmation shall be in the form of the Notice of Term Loan attached hereto as Exhibit D. Any
                                                               ---------
     conflict regarding a notice or between an oral notice and a written notice applicable to the same Borrowing shall be conclusively determined by the Agent's books and records. The Agent's failure to receive any written notice of a particular Borrowing shall not relieve the Borrower of its obligations to repay the Borrowing made and to pay interest thereon. The Agent shall not incur any liability to the Borrower in acting upon, and shall be entitled to rely upon, any notice of Borrowing, or any notice of interest rate conversion or extension or regarding any Letter of Credit, which the Agent believes in good faith to have been given by a Person duly authorized to borrow on behalf of the Borrower.

                         (iii) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (1) of this Section 2.8(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's pro rata share of such Borrowing for purposes of this Agreement. The failure of any Lender to make available its pro rata share of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder, to make available its pro rata share of such Borrowing on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make available its pro rata share of any Borrowing on the date of any Borrowing.

                    (c)  Term Facility B Notes. The Term Facility B Loans made
                         ---------------------
     by the Lenders pursuant hereto shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibit L (the "Term Facility B
                                                ---------       ---------------
     Notes"), payable to the order of each Lender and representing the
     -----
     obligation of the Borrower to pay the unpaid principal amount of the Term Facility B Loans made by that Lender, with interest thereon as prescribed in Section 2.3. Each Lender is hereby authorized to record in its books and records and on any schedule annexed to its Term Facility B Note, the date and amount of the Term Facility B Loans made by that Lender and the date and amount of each payment of principal thereof, and in the case of LIBO Rate Loans, the Interest Period and interest rate with respect thereto, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by any Lender to effect such recordation shall not affect the Borrower's obligations hereunder. Prior to the transfer of a Term Facility B Note, the transferring Lender shall record such information on any schedule annexed to and forming a part of such Term Facility B Note.

                   (d)  Term Facility B Commitment Fee. The Borrower agrees to
                        ------------------------------
     pay to the Agent for the ratable benefit of the Lenders a commitment fee (the "Term Facility B Commitment Fee") on the average daily unused portion
           ------------------------------
     of the Term Facility B Commitments, from December 21, 2001 until the Term Facility B Commitment Termination Date, at the rate of (i) 0.50% per annum for so long as the average daily aggregate balance of Borrower's direct deposit accounts maintained with the Agent for any quarter is less than $300,000, (ii) 0.30% per annum for so long as the average daily aggregate balance of Borrower's direct deposit accounts maintained with the Agent for any quarter is equal to or greater than $300,000 but less than $600,000, and (iii) 0.15% per annum for so long as the average daily aggregate balance of Borrower's direct deposit accounts maintained with the Agent for any quarter is equal to or greater than $600,000, payable in arrears on the last day of each calendar quarter commencing on the first such date occurring after December 21, 2001. The Term Commitment Fee shall be calculated on the basis of a 360-day year for the actual days elapsed, and shall be non-refundable.

          (i)  Section 6.2(a) is amended to read as follows:

               (a) Direct Contribution Margin to Coinstar Processing Revenue.
                   ---------------------------------------------------------
     Permit the ratio of Direct Contribution Margin to Coinstar Processing Revenue to be less than 0.52 to 1.0 as of the last day of any calendar month from and after December 21, 2001.

          (j)  Section 6.2(b) is amended to read as follows:

               (b) Modified Fixed Charge Ratio. Permit the ratio of (a) the
                   ---------------------------
     difference of Consolidated EBITDA minus Consolidated Capital Expenditures
                                       -----
     to (b) Consolidated Total Debt Service to be less than 1.40 to 1.0 as of the last day of any calendar month from and after December 21, 2001.

          (k)  Section 6.2(c) is amended to read as follows:

               (c) Consolidated EBITDA to Consolidated Total Debt Service.
                   ------------------------------------------------------
     Permit the ratio of Consolidated EBITDA to Consolidated Total Debt Service to be less than 2.0 to 1.0 as of the last day of any calendar month from and after December 21, 2001.

          (l)  Section 6.2(d) is amended to read as follows:

               (d) Consolidated Total Debt to Consolidated EBITDA. Permit the
                   ----------------------------------------------
     ratio of Consolidated Total Debt to Consolidated EBITDA to be greater than:
     (i) 2.50 to 1.0 as of the last day of any calendar month during the period from December 21, 2001 through June 30, 2002; or (ii) 2.25 to 1.0 as of the last day of any calendar month from and after July 1, 2002.

          (m)  Section 6.2(e) is amended to read as follows:

               (e)  Adjusted Quick Ratio. Permit the ratio of Quick Assets to
                    --------------------
     Current Liabilities to be less than: (i) 1.10 to 1.0 as of the last day of any calendar month through December 31, 2001; (ii) 1.25 to 1.0 as of the last day of any calendar month during the period from January 1, 2002 through June 30, 2002; (iii) 1.40 to 1.0 as of the last day of any calendar month during the period from July 1, 2002 through September 30, 2002; or
     (iv) 1.50 to 1.0 as of the last day of any calendar month from and after October 1, 2002.

          (n)  Section 6.2(z) is amended to read as follows:

               (z)  Restrictions on Transfers to Subsidiaries; Restrictions on
                    ----------------------------------------------------------
     Expenditures for Electronic Commerce. Notwithstanding any other provisions
     ------------------------------------
     of this Agreement to the contrary, allow the total aggregate amounts of any
     (a) consideration given in any Acquisition from a Domestic Subsidiary or a Foreign Person pursuant to Section 6.2(k)(ii)(iv), (b) loans to, Investments in, or guaranties of the obligations of any Domestic or Foreign Subsidiaries pursuant to Section 6.2(l)(v), (c) Contingent Liabilities in favor of any Domestic or Foreign Subsidiaries pursuant to Section 6.2(m)(iv), (d) sales, leases, or transfers of assets to Domestic or Foreign Subsidiaries pursuant to Section 6.2(n)(iii), (e) amounts transferred to any Domestic or Foreign Subsidiaries from and after December 21, 2001, and (f) amounts expended or used by the Borrower or any Subsidiary for the development of electronic commerce or internet-related business, in each case individually or in the aggregate, to exceed $16,000,000 at any time.

          (o)  Exhibit F is deleted and replaced with Exhibit F hereto.
               ---------                              ---------

          (p)  Exhibit G is deleted and replaced with Exhibit G hereto.
               ---------                              ---------

          (q)  Exhibit L shall be in the form of Exhibit L hereto.
               ---------                         ---------

     3.   Consent and Limited Waiver with respect to Redemption of Notes under
          --------------------------------------------------------------------
Indenture. Subject to the terms and conditions contained herein, and in reliance
---------
on the representations and warranties of the Borrower set forth herein, Lenders hereby (a) consent to the redemption by Borrower of certain of its 13% Senior Subordinated Discount Notes due 2006 issued pursuant to the Indenture dated as of October 1, 1996, between the Borrower and The Bank of New York, as Trustee, and (b) waive the provisions of Section 6.2(r) of the Credit Agreement with respect to such redemption; provided that (i) at the time of and immediately
                            --------
following any such redemption there shall exist no condition or event that constitutes an Event of Default or Potential Event of Default; (ii) the Borrower shall not use any proceeds of Revolving Loans for the redemption of such Notes,
(iii) the Term Facility B Loans shall be used solely for the redemption of such Notes, and (iv) the total consideration paid in redemption of such Notes shall not exceed Fifty Million Dollars ($50,000,000) in the aggregate during the term of the Credit Agreement. Without limiting the generality of the provisions of
Section 9.1 of the Credit Agreement, the consent and waiver set forth herein shall be limited precisely as written, and nothing in this Agreement shall be deemed to (i) constitute a waiver of compliance by the Borrower with Section 6.2(r) of the Credit Agreement in any other instance, or (ii) constitute a waiver of any other Event of Default or other failure by Borrower to perform in accordance with the Loan Documents or this Agreement, or (iii) prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents.

     4.   Limited Waiver with respect to Tangible Net Worth Covenant. Subject to
          ----------------------------------------------------------
the terms and conditions contained herein, and in reliance on the representations and warranties of the Borrower set forth herein, Lenders hereby waive the Borrower's obligation to comply with Section 6.2(e) of the Credit Agreement as of September 30, 2001. Without limiting the generality of the provisions of Section 9.1 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written, and nothing in this Agreement shall be deemed to (i) constitute a waiver of compliance by the Borrower with Section 6.2(e) in any other instance, or (ii) constitute a waiver of any other Event of Default or other failure by Borrower to perform in accordance with the Loan Documents or this Agreement, or (iii) prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents.

     5.   Updated Exhibits. On or before January 9, 2002, the Borrower shall
          ----------------
deliver to the Agent updated Exhibits A, B and C to the Intellectual Property
                             ----------  -     -
Security Agreement, and deliver any schedules or notices required pursuant to
Section 6.1(i) of the Credit Agreement.

     6.   Conditions to Effectiveness.
          ---------------------------

     This Amendment shall become effective as of December 21, 2001 (the "Effective Date"), only upon:

          (a) receipt by the Agent of the following (each of which shall be in form and substance satisfactory to the Agent and its counsel):

               (i) counterparts of this Amendment duly executed on behalf of the Borrower and the Lenders;

               (ii) copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, authorizing the execution and delivery of this Amendment;

               (iii) a promissory note in favor of Comerica Bank-California, in the form of Exhibit L hereto;
            ---------

               (iv)  control agreements by certain Persons;

               (v) a stock pledge agreement with respect to Coinstar International, Inc., and certificates representing the pledged shares referred to therein, accompanied by undated stock powers executed in blank;

          (b) receipt by Comerica Bank-California of a nonrefundable commitment fee in the amount of $35,000;

          (c) Borrower shall have deposited at least $10,000,000 in one or more deposit accounts with Comerica Bank-California;

          (d) completion of such other matters and delivery of such other agreements, documents and certificates as the Agent or any Lender may reasonably request.

     7.   Representations and Warranties. In order to induce the Lenders to
          ------------------------------
enter into this Amendment, the Borrower represents and warrants to the Lenders that the following statements are true, correct and complete as of the effective date of this Amendment:

          (a) Corporate Power and Authority. The Borrower has all requisite
              -----------------------------
corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement"). The Certificate of Incorporation and Bylaws of the Borrower have not been amended since the copies previously delivered to the Lenders.

          (b) Authorization of Agreements. The execution and delivery of this
              ---------------------------
Amendment and the performance by the Borrower of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

          (c) No Conflict. The execution and delivery by the Borrower of this
              -----------
Amendment do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower, except to the extent not resulting in a Material Adverse Effect, (ii) the Certificate of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (iv) any material agreement or instrument binding on the Borrower, except to the extent not resulting in a Material Adverse Effect.

          (d) Governmental Consents. The execution and delivery by the Borrower
              ---------------------
of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (except routine reports required pursuant to the Securities and Exchange Act of 1934, as amended, which reports will be made in the ordinary course of business).

          (e) Binding Obligation. This Amendment and the Amended Agreement have
              ------------------
been duly executed and delivered by the Borrower and are the binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.

          (f) Incorporation of Representations and Warranties From Credit
              -----------------------------------------------------------
Agreement. Subject to compliance by Borrower with Section 5 of this Amendment,
---------
the representations and warranties contained in Section 5.1 of the Credit Agreement are correct on and as of the effective date of this Amendment as though made on and as of such date (except to the extent they relate specifically to any earlier date, in which case such representations and warranties shall continue to have been correct as of such date).

        (g) Absence of Default. No event has occurred and is continuing or will
            ------------------
result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

     8. Miscellaneous.
        -------------

        (a) Reference to and Effect on the Credit Agreement and the Other Loan
            ------------------------------------------------------------------
Documents.
---------

            (i) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

            (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

            (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or Lenders under the Credit Agreement or any of the other Loan Documents.

        (b) Fees and Expenses. All costs and expenses of the Agent and Lenders,
            -----------------
including, but not limited to, reasonable attorneys' fees, incurred by the Agent and Lenders in the preparation and negotiation of this Amendment constitute costs and expenses in connection with the amendment and restructuring of the Loan Documents, and as such are payable by the Borrower in accordance with
Section 9.5 of the Credit Agreement.

        (c) Headings. Section and subsection headings in this Amendment are
            --------
included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

        (d) Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE
            --------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        (e) Counterparts. This Amendment may be executed in any number of
            ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                      [REMAINDER INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             BORROWER:

                                             COINSTAR, INC.

                                             By: /s/ Diane L. Renihan

                                             Title: CFO

                                             AGENT:

                                             COMERICA BANK-CALIFORNIA, SUCCESSOR
                                             IN INTEREST TO IMPERIAL BANK


                                             By: /s/ Jeff Roberts

                                             Title: Asst. Vice President

                                             LENDER:

                                             COMERICA BANK-CALIFORNIA, SUCCESSOR
                                             IN INTEREST TO IMPERIAL BANK


                                             By: /s/ Jeff Roberts

                                             Title: Asst. Vice President

                                    EXHIBIT F

                        [FORM OF COMPLIANCE CERTIFICATE]
                             COMPLIANCE CERTIFICATE

         1. This Compliance Certificate ("Compliance Certificate") is executed and delivered by Coinstar, Inc., a Delaware corporation (the "Borrower") to Comerica Bank-California, successor in interest to Imperial Bank (the "Agent") pursuant to Section 6.1(a)(iv)(B) of the Credit Agreement dated as of February 19, 1999 among the Borrower, the financial institutions named therein and the Agent. Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement. This Compliance Certificate covers the
Borrower's:

               Calendar month ended _________, 19__
               Fiscal quarter ended _________, 19__
               Fiscal year ended ________, 19__

         2. The following paragraphs set forth calculations in compliance with obligations pursuant to Section 6.2(a), (b), (c), (d), (e), (f), (g) and (z) of the Credit Agreement, as of the end of the fiscal period set forth in paragraph 1 hereof.

          A.    Direct Contribution Margin to Coinstar
                --------------------------------------
                Processing Revenue (Sec. 6.2(a)):
                ---------------------------------

                (a)   Direct Contribution Margin                     $__________

                (b)   Coinstar Processing Revenue                    $__________

                Ratio (a) : (b)                                      ___________

                Minimum Permitted Ratio:                             0.52 to 1.0

          B.    Modified Fixed Charge Ratio (Sec. 6.2(b)):
                ------------------------------------------

                (a)   Consolidated EBITDA minus
                                          -----
                Consolidated Capital Expenditures                    $__________


                (b)   Consolidated Total Debt Service                ___________

                Ratio (a) : (b)                                      ___________

                 Minimum Permitted Ratio:                            1.40 to 1

          C.    Consolidated EBITDA to Consolidated Total
                -----------------------------------------
                Debt Service (Sec. 6.2(c)):
                ---------------------------

                (a)   Consolidated EBITDA                            $__________

                (b)   Consolidated Total Debt Service                $__________

                Ratio (a) to (b)                                     ___________

                Minimum Permitted Ratio:                             2.0 to 1.0

          D.   Consolidated Total Debt to Consolidated
               ---------------------------------------
               EBITDA (Sec. 6.2(d)):
               ---------------------

               (a)   Consolidated Total Debt                         $__________

               (b)   Consolidated EBITDA                             $__________

               Ratio (a) to (b)                                      ___________

               Maximum Permitted Ratio: (i) 2.50 to 1.0 as of the last day of any calendar month during the period from December 21, 2001 through June 30, 2002; or (ii) 2.25 to 1.0 as of the last day of any calendar month from and after July 1, 2002.

          E.   Adjusted Quick Ratio (Sec. 6.2(e)):
               ----------------------------------

               (a)      Quick Assets                                 $__________

               (b)      Current Liabilities                          $__________

               Ratio (a) to (b)                                      ___________

               Minimum Permitted Ratio: (i) 1.10 to 1.0 as of the last day of any calendar month through December 31, 2001; (ii) 1.25 to 1.0 as of the last day of any calendar month during the period from January 1, 2002 through June 30, 2002; (iii) 1.40 to 1.0 as of the last day of any calendar month during the period from July 1, 2002 through September 30, 2002; or (iv) 1.50 to 1.0 as of the last day of any calendar month from and after October 1, 2002.

          F.   Transfers to Subsidiaries; Electronic Commerce
               ----------------------------------------------
               (Sec. 6.2(z))
               -------------

               (a)      Acquisitions from Domestic Subsidiaries or   $__________
               Foreign Persons

               (b)      Loans to, Investments in, guarantees of      $__________
               obligations of Domestic or Foreign Subsidiaries

                (c)    Contingent Liabilities in favor of          $__________
                Domestic or Foreign Subsidiaries

                (d)    Sales, leases, transfers of assets to       $__________
                Domestic or Foreign Subsidiaries

                (e)    Amounts transferred to Domestic or          $__________
                Foreign Subsidiaries prior to closing

                (f)    Amounts used for Electronic Commerce        $__________
                or Internet Related Business

                Total:                                             $__________

                Total must not exceed $16,000,000

     3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Domestic Subsidiaries during the fiscal period covered by this Compliance Certificate. The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of any condition or event that constitutes an Event of Default or a Potential Event of Default, with the exception set forth below in response to which the Borrower is taking or proposes to take the following actions (if none, so state):

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     4. The undersigned hereby certifies that the representations and warranties contained in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate specifically to any earlier date, in which case such representations and warranties shall continue to have been correct as of such date).

     5. This Compliance Certificate is executed on _______________, ____ by the Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of the Borrower. The undersigned hereby certifies that each and every matter contained herein is derived from the Borrower's books and records and is, to the best knowledge of the undersigned, true and correct.

                                     COINSTAR, INC.,
                                     A Delaware corporation

                                     By: ____________________________

                                     Title: _________________________

                                    EXHIBIT G

                                  PRICING GRID

     The "Applicable Margin" shall mean the variable number of percentage points
          -----------------
determined in accordance with the grid set forth below, based upon the Borrower's ratio of Consolidated EBITDA to Consolidated Total Debt Service as at the end of each fiscal quarter (the "Consolidated Debt Service Coverage Ratio"), as determined by the Agent with reference to the Borrower's most recently delivered financial statements and Compliance Certificate. The Applicable Margin shall be adjusted on a quarterly basis, effective five (5) Business Days following Agent's receipt of Borrower's financial statements, Compliance Certificate and reports on Form 10-Q as required to be submitted pursuant to
Section 6.1(a); provided that if Borrower shall not have timely delivered such
                --------
financial statements, reports on Form 10-Q and Compliance Certificate in accordance with Section 6.1(a), then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining said rates that Borrower's Consolidated Debt Service Coverage Ratio is less than or equal to 1.50 to 1.0.

--------------------------------------------------------------------------------
Level   Ratio of Consolidated        Applicable Margin    Applicable Margin for
        EBITDA to                    for LIBO Rate Loans  Base Rate Loans
        Consolidated Total Debt
        Service
--------------------------------------------------------------------------------
I.      Less than or equal           3.50%                2.00%
        to 1.50 to 1.0
--------------------------------------------------------------------------------
II.     Less than or equal           3.00%                1.50%
        to 1.75 to 1.0 but greater
        than 1.50 to 1.0
--------------------------------------------------------------------------------
III.    Less than or equal to 2.0    2.50%                1.00%
        to 1.0 but greater
        than 1.75 to 1.0
--------------------------------------------------------------------------------
IV.     Greater than 2.0 to 1.0      2.00%                0.50%
--------------------------------------------------------------------------------

                                    EXHIBIT L
                                 COINSTAR, INC.

                               TERM FACIITY B NOTE

                                                            San Jose, California
$12,000,000                                                    December 21, 2001

     FOR VALUE RECEIVED, Coinstar, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Comerica Bank-California (the
 --------
"Lender") the principal amount of Twelve Million Dollars ($12,000,000), or, if
 ------
less, the aggregate amount of Term Facility B Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement referred to below. Each Term Facility B Loan shall be payable in sixteen (16) equal quarterly installments on the last day of March, June, September and December of each year, commencing on the first of such days to occur after the date such Term Facility B Loan is made, and ending on the Term Facility B Maturity Date (as defined in the Credit Agreement). All unpaid amounts of principal and interest shall be due and payable in full on the Term Facility B Maturity Date.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement. Notwithstanding any other limitations contained in this Note, Lender does not intend to charge and the Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to the Borrower or credited against principal.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Agent described in the Credit Agreement. Until notified of the transfer of this Note, the Borrower shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

     This Note is referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 19, 1999 (the "Credit Agreement") among the
                                              ----------------
Borrower, the financial institutions named therein and Comerica Bank-California, successor in interest to Imperial Bank as Agent. The Credit Agreement, among other things (i) provides for the making of advances (the "Loans") by the Lender
                                                           -----
to the Borrower on the date hereof in an aggregate amount not to exceed at any time outstanding the U.S. dollar amounts stated therein, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     This Note shall be governed by, and construed in accordance with, the laws of the state of California without giving effect to its choice of law doctrine.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                                           Coinstar, Inc.


                                           By: ________________________

                                           Title: _____________________

                                 COINSTAR, INC.

                              TERM FACILITY B NOTE

                                                            San Jose, California
$12,000,000                                                    December 21, 2001


     FOR VALUE RECEIVED, Coinstar, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Comerica Bank-California (the
 --------
"Lender") the principal amount of Twelve Million Dollars ($12,000,000), or, if
 ------
less, the aggregate amount of Term Facility B Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement referred to below. Each Term Facility B Loan shall be payable in sixteen (16) equal quarterly installments on the last day of March, June, September and December of each year, commencing on the first of such days to occur after the date such Term Facility B Loan is made, and ending on the Term Facility B Maturity Date (as defined in the Credit Agreement). All unpaid amounts of principal and interest shall be due and payable in full on the Term Facility B Maturity Date.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement. Notwithstanding any other limitations contained in this Note, Lender does not intend to charge and the Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to the Borrower or credited against principal.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Agent described in the Credit Agreement. Until notified of the transfer of this Note, the Borrower shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

     This Note is referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 19, 1999 (the "Credit Agreement") among the
                                              ----------------
Borrower, the financial institutions named therein and Comerica Bank-California, successor in interest to Imperial Bank as Agent. The Credit Agreement, among other things (i) provides for the making of advances (the "Loans") by the Lender
                                                           -----
to the Borrower on the date hereof in an aggregate amount not to exceed at any time outstanding the U.S. dollar amounts stated therein, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     This Note shall be governed by, and construed in accordance with, the laws of the state of California without giving effect to its choice of law doctrine.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                                                Coinstar, Inc.


                                                By: /s/ Diane L. Renihan

                                                Title: CFO

                             STOCK PLEDGE AGREEMENT
                             ----------------------

     THIS STOCK PLEDGE AGREEMENT is entered into as of December 21, 2001, by and among COINSTAR, INC., a Delaware corporation (the "Borrower") and COMERICA BANK-CALIFORNIA, SUCCESSOR IN INTEREST TO IMPERIAL BANK (the "Agent").

                                    Recitals
                                    --------

     A. Borrower, certain financial institutions (each, a "Lender" and collectively, the "Lenders"), and Agent have entered into a Credit Agreement dated as of February 19, 1999, as amended (said Credit Agreement, as it may hereafter be amended from time to time, being the "Credit Agreement," the terms defined in the Credit Agreement and not otherwise defined herein being used herein as defined in the Credit Agreement), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower.

     B. Borrower has asked Agent and Lenders to amend the Credit Agreement, and they have agreed, provided, among other things, Borrower enters into this Agreement. To secure the Secured Obligations, as defined in the Security Agreement, Borrower has agreed to pledge to Agent the shares of stock listed on Exhibit A hereto (the "Shares").
---------

     NOW, THEREFORE, Borrower and Agent agree as follows:

     1.   Pledge of Securities.
          --------------------

          (a) Borrower hereby pledges, assigns and delivers to Agent, for the benefit of Agent and Lenders, and grants to Agent, for the benefit of Agent and Lenders, a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (all hereinafter called the "Pledged Collateral"), as security for the prompt performance of all of Borrower's Secured Obligations, as defined in the Security Agreement (the "Secured Indebtedness").

          (b) The term "Pledged Collateral" shall also include any securities, instruments or distributions of any kind issuable, issued or received by Borrower upon conversion of, in respect of, or in exchange for any other Pledged Collateral, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.

          (c) The certificate or certificates for the securities included in the Pledged Collateral, accompanied by an instrument of assignment duly executed in blank by Borrower, have been, or will be immediately upon the subsequent receipt thereof by Borrower, delivered by Borrower to Agent. Borrower shall cause the books of each corporation whose stock is part of the Pledged Collateral to reflect the pledge of the Shares. Upon the occurrence of an Event of Default hereunder, Agent may effect the transfer of any securities included in the Pledged

Collateral into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent's security interest in the Pledged Collateral.

     2.   Representations, Warranties and Covenants. Borrower represents and
          -----------------------------------------
warrants to and covenants with Agent that:


          (a) The Pledged Collateral is owned by Borrower free and clear of any security interests, liens or encumbrances;

          (b) Borrower has full power and authority to create a first lien on the Pledged Collateral in favor of Agent and no disability or contractual obligation exists which would prohibit Borrower from pledging the Pledged Collateral pursuant to this Pledge Agreement, and Borrower will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral;

          (c) There are no subscriptions, warrants or other options exercisable with respect to the Shares;

          (d) The Shares represent the percentage of the issued and outstanding stock of the Subsidiary listed on Exhibit A, there are no agreements that
                                  ---------
require such Subsidiary to issue any additional shares of such Subsidiaries, and there are no outstanding options to purchase such additional shares;

          (e) The Shares have been duly authorized and validly issued, and are fully paid and non-assessable; and

          (f) Except as set forth in the Schedule, the Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

     All the above representations and warranties shall survive the making of this Agreement.

     3.   Voting Prior to Demand. Unless an Event of Default (as defined below)
          ----------------------
shall have occurred and be continuing, Borrower shall be entitled to exercise all voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights of Borrower to vote and give consents, waiver and ratifications shall upon notice to Borrower cease in case such an Event of Default hereunder shall occur and be continuing.

     4.   Events of Default. Each of the following shall constitute an event of
          -----------------
default ("Event of Default") hereunder:

          (a) The occurrence of an Event of Default under the Credit Agreement;
or

          (b) The breach of any provision of this Agreement by Borrower or the failure by Borrower to observe or perform any of the provisions of this Agreement.

5.        Agent's Remedies Upon Default.
          -----------------------------

          (a) Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to exercise all such rights as a secured party under the Uniform Commercial Code of the State of California as it, in its sole judgment, shall deem necessary or appropriate, including the right to sell all or any part of the Pledged Collateral at one or more public or private sales upon ten (10) days' written notice to Borrower, and any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, Agent may grant options, provided that any such terms or options shall, in the best judgment of Agent, be extended only in order to obtain the best possible price.

          (b) Borrower recognizes that Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended ("Act"), so that Agent may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. Borrower understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that Agent has no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary (even if Agent would agree), to register such securities for sale under the Act. Borrower agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

          (c) After the sale of any of the Pledged Collateral, Agent may deduct all reasonable legal and other expenses and attorney's fees for preserving, collecting, selling and delivering the Pledged Collateral and for enforcing its rights with respect to the Secured Indebtedness, and shall apply the residue of the proceeds to the Secured Indebtedness in such manner as Agent in its reasonable discretion shall determine, and shall pay the balance, if any to Borrower.

     6.   Release of Pledged Collateral. The pledge of and grant of a security
          -----------------------------
interest in the Pledged Collateral pursuant to this Agreement shall be of no further force or effect and, subject to the terms of the Credit Agreement, the Pledged Collateral shall be returned to Borrower upon payment in full of the Secured Obligations.

     7.   Miscellaneous.
          -------------

          (a) All notices, consents, approvals and other communications required or permitted hereunder shall be addressed to the receiving party at the address set forth below its signature. All such communications shall be delivered personally or by facsimile or by courier or sent by first class mail, postage prepaid. Communications by mail shall be deemed delivered upon receipt.

          (b) This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the law of the State of California.

          (c) This Agreement may not be amended or modified except by a written instrument signed by Agent and Borrower.

          (d) This Agreement and the agreements and instruments executed in connection therewith constitute the entire agreement between Agent and Borrower with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written.

          (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                            Borrower:

                                            COINSTAR, INC.


                                            By: /s/ Diane L. Renihan

                                            Title: CFO

                                            Agent:

                                            COMERICA BANK-CALIFORNIA,
                                            SUCCESSOR IN INTEREST TO
                                            IMPERIAL BANK


                                            By: /s/  Jeff Roberts

                                            Title: Asst. Vice President

                                    EXHIBIT A
                                    ---------

                                     Shares
                                     ------

----------------------------------------------------------------------------------------------------------------------
Stock Issuer          Class of           Stock               Par Value          Number of Shares    Percentage of
------------          --------           -----               ---------          ----------------    -------------
                      Stock              Certificate                                                Outstanding
                      -----              -----------                                                -----------
                                         No(s)                                                      Shares
                                         -----                                                      ------
----------------------------------------------------------------------------------------------------------------------
Coinstar
International,
Inc.                  Common Stock                                              650                 65%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE
                      ------------------------------------

          FOR VALUE RECEIVED, COINSTAR, INC., a Delaware corporation, hereby sells, assigns and transfers unto _____________ (________________) shares of the _____________ stock of COINSTAR INTERNATIONAL, INC., a Canadian corporation (the "Company"), standing in the undersigned's name on the books of the Company represented by Certificate No. _________ herewith, and does hereby irrevocably constitute and appoint ______________________ its attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

                                                 COINSTAR, INC.

Dated:_____________, ____                        By: /s/ Diane L. Renihan

                                                 Name: Diane L. Renihan

                                                 Title:  CFO

     In Presence of:

     /s/ Donald Dewey
     ----------------

                         CORPORATE RESOLUTIONS TO BORROW

     I, the undersigned Secretary or Assistant Secretary of Coinstar, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

     I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

     BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

          NAMES                  POSITIONS               ACTUAL SIGNATURES

Diane L. Renihan             CFO                     /s/ Diane L. Renihan
--------------------------   ------------------      --------------------------

__________________________   __________________      __________________________

__________________________   __________________      __________________________

__________________________   __________________      __________________________

__________________________   __________________      __________________________


acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     Execute Amendment. To execute and deliver to the Agent and the Lenders that certain Seventh Amendment to Credit Agreement, Consent and Limited Waiver dated as of December 21, 2001 among the Corporation, the financial institutions listed on the signature pages thereof (the "Lenders"), and Comerica Bank-California, successor in interest to Imperial Bank, as agent for the Lenders (the "Agent"), in substantially the form attached hereto (the "Amendment").

     Borrow Money. To borrow from time to time from Lenders on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Credit Agreement dated as of February 19, 1999, as amended from time to time (the "Credit Agreement").

     Execute Notes. To execute and deliver to the Lenders the promissory note or notes of the Corporation, on Lenders' forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Lenders, and also to execute and deliver to Lenders one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     Grant Security. To grant a security interest to the Agent, for the benefit of the Lenders, in the Collateral described in that certain security agreement (the "Security Agreement") dated concurrently with the Credit Agreement, among the Corporation and the Agent, and related intellectual property security agreement (the "Intellectual Property Security Agreement") which security interest shall secure all of the Corporation's obligations, as described in the Security Agreement and other documents executed in connection therewith and/or acknowledged thereby.

     Negotiate Items. To draw, endorse, and discount with Lenders all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with the Agent or any Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     Letters of Credit; Foreign Exchange. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to the Lenders' issuance of letters of credit and foreign exchange contracts.

     Issue Notice to Trustee. To issue and deliver to the Trustee under the Indenture relating to the Corporation's 13% Senior Subordinated Discount Notes due 2006 a notice designating the Debt under Section 2.1 of the Credit Agreement as "Designated Senior Debt" for purposes of the Indenture.

     Further Acts. From time to time to take such additional actions and to execute and deliver such additional certificates, instruments, notices and documents, and from time to time to amend the Credit Agreement, the Security Agreement, the Intellectual Property Security Agreement and any related instrument or document in such manner as may be required by the forms thereof or applicable law or as such officer may deem necessary, advisable or proper in order to carry out and perform the obligations of the Corporation under the Credit Agreement, the Security Agreement and the Intellectual Property Security Agreement or under any other instrument or document executed pursuant to or in connection with such agreements; such officer's approval thereof to be conclusively evidenced by the performance of any such action or the execution and delivery of any such certificate, instrument, notice, or document.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and the Lenders may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by the Lenders. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     IN WITNESS WHEREOF, I have hereunto set my hand on December 21, 2001 and attest that the signatures set opposite the names listed above are their genuine signatures.

                                              CERTIFIED TO AND ATTESTED BY:


                                              X  /s/ M. Carol Lewis


-------------------------------------------------------------------------------